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                                                                     EXHIBIT (5)
                                                                     -----------

                                               MONY Life Insurance Company
                                               1740 Broadway
                                               New York, NY 10019



February 11, 2004

EDGAR

Board of Directors
MONY Life Insurance Company of America
1740 Broadway
New York, New York 10019

To the Board of Directors:

In my capacity as Vice President-Chief Operations Counsel of MONY Life Insurance Company, I have supervised the preparation and review of registration statement on Form S-2 to be filed by MONY Life Insurance Company of America (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 for the Company's Guaranteed Interest Account with Market Value Adjustment ("GIA with MVA") under certain flexible payment variable annuity contracts issued by the Company.

I am of the following opinion:

1. The Company was organized in accordance with the laws of the State of Arizona and is a duly authorized stock life insurance company under the laws of Arizona and the laws of those states in which the Company is admitted to do business.

2. The Company is authorized to issue GIA with MVA in those states in which it is admitted and upon compliance with applicable local law.

3. The GIA with MVA, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with the applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Prospectus contained in said registration statement.

Very truly yours,

/S/ DAVID S. WALDMAN
David S. Waldman
Vice President-Chief Operations Counsel